                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:

     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12


                                 MAPCO INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act
         Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transactions applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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
                                      [MAPCO LOGO]

                                 1800 South Baltimore Avenue
                                 Tulsa, Oklahoma 74119

                                                                  March 27, 1995

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of the Company which will be held at 9:00 a.m., Central Daylight Time, Friday, May 26, 1995 at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas.

     The formal Notice of the Annual Meeting of Stockholders and Proxy Statement accompanying this letter provide detailed information concerning matters to be considered and acted upon at the meeting.

     Whether or not you plan to attend the Annual Meeting, please execute and return the enclosed proxy at your earliest convenience. Your shares will then be represented at the meeting, and the Company will avoid the expense of further solicitation to assure a quorum and a representative vote. If you later attend the meeting and wish to vote in person, you may withdraw your proxy and so vote at that time.

                                             Very truly yours,

                                             /s/  JAMES E. BARNES

                                             James E. Barnes
                                             Chairman of the Board
                                             and Chief Executive Officer

                                   MAPCO INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of MAPCO Inc., a Delaware corporation, will be held on Friday, May 26, 1995 at 9:00 a.m., Central Daylight Time, at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas, for the following purposes:

          1. To elect four nominees for Directors to Class I Directorships;

          2. To consider and act upon a proposal to approve the selection of Deloitte & Touche LLP as independent auditors for the year ending December 31, 1995; and

          3. To consider and act upon a proposal to approve the MAPCO Inc. Incentive Compensation Plan; and

          4. To transact any other business which may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 27, 1995 will be entitled to notice of and to vote at the Annual Meeting. The transfer books will not be closed and will be maintained at Harris Trust Company of New York, 111 West Monroe, Chicago, IL 60690.

     Mailing of this Notice, the Proxy Statement and the 1994 Annual Report to Stockholders is expected to begin on March 31, 1995.

                                            By Order of the Board of Directors

                                            David W. Bowman
                                            Senior Vice President, General
                                            Counsel and Secretary

Tulsa, Oklahoma
March 27, 1995

     You are cordially invited to attend the meeting. Whether or not you plan to do so, please sign and date the accompanying proxy and mail it at once in the enclosed envelope, which requires no postage if mailed in the United States.

                                 [MAPCO LOGO]

                                  MAPCO INC.
                         1800 SOUTH BALTIMORE AVENUE
                            TULSA, OKLAHOMA 74119

                                PROXY STATEMENT

     This statement is furnished in connection with the Annual Meeting of Stockholders of MAPCO Inc. (the "Company") to be held at 9:00 a.m., Central Daylight Time, May 26, 1995 at the Four Seasons Resort and Club, 4150 North MacArthur Boulevard, Irving, Texas.

     Stockholders of record at the close of business on March 27, 1995 will be entitled to vote at the meeting.

                            SOLICITATION OF PROXIES

     Execution and return of the enclosed proxy, which may be revoked at any time prior to the meeting, is being solicited by and on behalf of the Board of Directors of the Company for the purposes set forth in the foregoing notice of meeting.

     Solicitation other than by mail may be made personally, by telephone or by telegraph, by regularly employed officers and employees of the Company who will not be additionally compensated therefor. The Company will request persons, such as brokers, nominees and fiduciaries, holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and request authority for the execution of the proxy and will reimburse such persons for their expenses in so doing. D. F. King & Co., Inc. has been retained to assist in the solicitation of proxies at a cost not expected to exceed $15,000. The total cost of soliciting proxies will be borne by the Company. All shares represented by valid proxies will be voted, absent contrary instructions.

                               VOTING SECURITIES

     Each Stockholder is entitled to one vote for each share of Common Stock, $1.00 par value ("Common Stock"), registered in his name on the Company's books at the close of business on March 27, 1995. The Company has no other voting securities outstanding. Stockholders do not have cumulative voting rights in the election of Directors. Other than the election of Directors, the approval of each proposal that is being submitted to the Stockholders requires the affirmative vote of a majority of the votes cast at the meeting. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors. Although abstentions and broker non-votes will be included in the calculation of the number of shares that are considered present at the Annual Meeting, they will not be counted as votes cast. As of March 27, 1995, the record date for voting, there were 29,894,968 shares of Common Stock of the Company outstanding and entitled to vote.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     According to information from Schedule 13G filings as of March 10, 1995, the following table lists the Stockholders known to the Company to be beneficial holders of more than five percent of the outstanding Common Stock of the
Company:

                                       AMOUNT & NATURE OF
                                           BENEFICIAL         PERCENT
NAME & ADDRESS OF BENEFICIAL OWNER         OWNERSHIP          OF CLASS
-----------------------------------    ------------------     --------
Oppenheimer Group, Inc.(1)                 2,990,980(2)          9.99%
  Oppenheimer Tower
  World Financial Center
  New York, NY 10281
Bankers Trust New York Corporation,          371,742(4)           1.2%
  and its wholly-owned subsidiary,
  Bankers Trust Company, as Trustee
  for various trusts and employee
  benefit plans and as an
  investment advisor(3)
  280 Park Avenue
  New York, NY 10017
Loomis, Sayles & Company, L. P.            2,406,708(5)           8.0%
  One Financial Center
  Boston, MA 02111

---------------

(1) Schedule 13-G filed by Oppenheimer Group, Inc. as a parent holding company pursuant to the provisions of Rule 13(d)-(1)(b) on behalf of Oppenheimer & Co., L.P. and subsidiary companies and/or certain investment advisory clients or discretionary accounts of such subsidiaries and relating to their collective beneficial ownership.

(2) Beneficial ownership as of February 1, 1995; shared power to vote or to direct the vote of 2,990,980 shares; and shared power to dispose of or to direct the disposition of 2,990,980 shares. Includes shared power to vote and shared power to dispose of 2,879,514 shares or 9.62% held by Oppenheimer Capital.

(3) Schedule 13-G filed on behalf of Bankers Trust New York Corporation as parent holding company pursuant to the provisions of Rule 13d-1(b)(ii)G and on behalf of Bankers Trust Company as a Bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934. Bankers Trust Company (the "Bank"), as Trustee of the MAPCO Inc. and Subsidiaries Profit Sharing and Savings Plan, was also record owner of 2,498,430 shares, or 8.35% of the Issuer's outstanding common stock, with respect to which the Bank and Bankers Trust New York Corporation disclaim beneficial ownership.

(4) Beneficial ownership as of December 31, 1994; sole power to vote or to direct the vote of 107,602 shares and sole power to dispose of or to direct the disposition of 371,012 shares; shared power to vote or to direct the vote of 730 shares; and shared power to dispose of or to direct the disposition of 730 shares.

(5) Beneficial ownership as of December 31, 1994; sole power to vote or to direct the vote of 884,670 shares and no shared voting power; shared power to dispose of or to direct the disposition of 2,406,708 shares and no sole dispositive power.

                                ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes with the terms of office of the Directors of each class ending in different years. After the Annual Meeting of Stockholders for which this Proxy Statement has been prepared, the Class I, II and III Directors are to serve until the Annual Meeting of Stockholders in 1998, 1996 and 1997, respectively, or until their successors are elected.

     Class I nominees for election as director were considered at the Nominating Committee meeting held on January 24, 1995. It was unanimously approved that Wayne K. Goettsche, Donald L. Mellish, Robert M. Howe and Robert L. Parker be nominated for election as Class I Directors at this Annual Meeting of Stockholders. All of the nominees are currently serving as Directors. Each of the nominees has consented to nomination and will serve as a Director if elected. If any of the nominees should be unable to serve, which is not anticipated, proxies will either be voted for the election of a substitute nominee or the number of Directors will be accordingly reduced by action of the Board of Directors. During 1994, MAPCO Inc. did not add or lose any board member. There are currently no vacancies on the Board of Directors.

           COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following tabulation provides information as to each person nominated for election as a Director and each of the other Directors whose term of office will continue after the meeting. The table also shows information concerning beneficial ownership of the Company's Common Stock by all Directors and nominees and by the Company's Chief Executive Officer, each of the Company's four other most highly compensated executive officers for 1994 (the "named Executive Officers") and all Directors and Executive Officers as a group. At its September 1994 meeting, the Board reviewed the policy-making functions of the Company's officers and redefined which officers would be included as Executive Officers (those officers with reporting responsibilities under Section 16 of the Securities and Exchange Act of 1934, as amended). As a result of this review, the Board specifically designated the Chairman, the President, all Senior Vice Presidents and the Vice President and Controller of the Company as Executive Officers. The persons named below have sole voting and investment power with respect to all shares of Common Stock owned by them, unless otherwise noted. In addition, unless otherwise indicated, such persons have held their respective principal occupations stated therein for more than five years.

                                                                    NUMBER OF
                                                                    SHARES OF
                                                                   COMMON STOCK
                                                                   BENEFICIALLY
                                                                  OWNED DIRECTLY
                                                                  OR INDIRECTLY
                                                     DIRECTOR      ON MARCH 27,      PERCENT
  DIRECTOR, NOMINEE OR NAMED EXECUTIVE OFFICER        CLASS            1995          OF CLASS
-------------------------------------------------    --------     --------------     --------
Wayne K. Goettsche -- Age 61.                             I             12,000(4)        (2)
Houston, Texas. Director since November 1979.
Chairman of the Board of Quoin Financial
Corporation, a financial and management
consulting firm. Board/Board Committee
attendance(1) 82%.

Donald L. Mellish -- Age 67.                              I             23,100(4)        (2)
Anchorage, Alaska. Director since June 1981.
Chairman of the Executive Committee and a
Director of National Bancorp of Alaska, Inc.
Presently a Director of Pacific Telecom Inc.
Board/Board Committee attendance(1) 93%.

                                                                    NUMBER OF
                                                                    SHARES OF
                                                                   COMMON STOCK
                                                                   BENEFICIALLY
                                                                  OWNED DIRECTLY
                                                                  OR INDIRECTLY
                                                     DIRECTOR      ON MARCH 27,      PERCENT
  DIRECTOR, NOMINEE OR NAMED EXECUTIVE OFFICER        CLASS            1995          OF CLASS
-------------------------------------------------    --------     --------------     --------
Robert M. Howe -- Age 55.                                 I            219,981(3)        (2)
Tulsa, Oklahoma. Director of the Company since
March 1986; President and Chief Operating Officer
since December 1991. Executive Vice President and
Chief Operating Officer from March 1986 to
December 1991. Senior Vice President -- Petroleum
of the Company from December 1984 to March
1986. Employed in 1964 by Conoco, Inc., an
integrated energy company, in which he served in
various engineering and management positions
until his resignation in November 1984, when he
was responsible for strategic planning and
financial analysis for Conoco's world-wide
petroleum operations. Board/Board Committee
attendance(1) 100%.

Robert L. Parker -- Age 71.                               I             12,400(4)        (2)
Tulsa, Oklahoma. Director since May 1986.
Chairman of the Board of Parker Drilling
Company, an international oil and gas drilling
company. Presently, a Director of Bank of
Oklahoma Financial Corporation, Clayton Williams
Energy, Inc. and Enterra Corporation. Board/Board
Committee attendance(1) 100%.

James E. Barnes -- Age 61.                               II            470,866(3)        1.6%
Tulsa, Oklahoma. Director, Chairman of the Board
and Chief Executive Officer of the Company
since December, 1991. Director, Chairman of the
Board, President and Chief Executive Officer of
the Company from May 1986 to December 1991.
Director, President and Chief Executive Officer
of the Company from February 1984 to May 1986.
Advisory, non-voting Director, Senior Executive
Vice President and Chief Operating Officer of the
Company from June 1983 to February 1984. Employed
in 1956 by Conoco, Inc., an integrated energy
company, in which he served in various
engineering and management positions until his
resignation in May 1983 when he was Executive
Vice President, Petroleum Products, North America
of Conoco, Inc., and a member of Conoco's Board
of Directors and Executive Committee with his
responsibilities then including all refining,
marketing, transportation, and natural gas and
gas products activities in North America.
Presently a Director of Bank of Oklahoma
Financial Corporation, SBC Communications Inc.
and Kansas City Southern Industries, Inc.
Board/Board Committee attendance(1) 100%.

                                                                    NUMBER OF
                                                                    SHARES OF
                                                                   COMMON STOCK
                                                                   BENEFICIALLY
                                                                  OWNED DIRECTLY
                                                                  OR INDIRECTLY
                                                     DIRECTOR      ON MARCH 27,      PERCENT
  DIRECTOR, NOMINEE OR NAMED EXECUTIVE OFFICER        CLASS            1995          OF CLASS
-------------------------------------------------    --------     --------------     --------
Philip C. Lauinger, Jr. -- Age 59.                       II             15,800(4)(5)     (2)
Tulsa, Oklahoma. Director since August 1973.
Presently Chairman and Chief Executive Officer
of Lauinger Publishing Company, which provides
investment and advisory services to the business
publishing industry; Formerly Director, Chairman
and Chief Executive Officer of PennWell
Publishing Company, an international business
magazine and information publishing company.
Presently a Director of Bank of Oklahoma
Financial Corporation. Board/Board Committee
attendance(1) 91%.

Harry A. Fischer, Jr. -- Age 68.                         II             12,000(4)        (2)
Glenview, Illinois. Director since May 1986.
Chairman since January 1988, Chairman,
President and Chief Executive Officer from
November 1985 to January 1988, and President and
Chief Executive Officer from November 1980 to
November 1985 of Daubert Industries, Inc., a
manufacturer of chemically treated papers,
coatings, rust and corrosion prevention
chemicals, adhesives, sealants and masking tape
products. Formerly a Director of Lee Enterprises,
Incorporated. Board/Board Committee attendance(1)
100%.

Samuel F. Segnar -- Age 67.                              II             11,000(4)        (2)
Houston, Texas. Director since September, 1989.
Retired Chairman and Chief Executive Officer of
ENRON Corporation; Formerly Chairman of the Board
of Collecting Bank, N.A., Houston and Vista
Chemical Co. (1986-1988). Presently a Director
of Textron, Inc., Seagull Energy Corporation,
Hartmarx Corporation, Gulf States Utilities
Company and Probank and serves on the Advisory
Board of Pilko & Associates and the National
Advisory Board of First Commercial Bank; Owner,
Sam F. Segnar Interests, a company involved in
construction, development, heavy equipment,
aviation and insurance businesses. Board/Board
Committee attendance(1) 86%.

Herman J. Schmidt -- Age 78.                            III             12,927(4)        (2)
Greenwich, Connecticut. Director since May 1979.
Retired October 1978 as Vice Chairman of Mobil
Oil Corporation, an international oil company.
Presently a Director of H. J. Heinz Company,
Tri-Continental Corporation, Seligman Select
Municipal Fund, Inc., Seligman Quality Municipal
Fund, Inc., Seligman Mutual Funds and HON
Industries, Inc. Board/Board Committee
attendance(1) 100%.

                                                                    NUMBER OF
                                                                    SHARES OF
                                                                   COMMON STOCK
                                                                   BENEFICIALLY
                                                                  OWNED DIRECTLY
                                                                  OR INDIRECTLY
                                                     DIRECTOR      ON MARCH 27,      PERCENT
  DIRECTOR, NOMINEE OR NAMED EXECUTIVE OFFICER        CLASS            1995          OF CLASS
-------------------------------------------------    --------     --------------     --------
Malcolm T. Hopkins -- Age 67.                           III             13,185(4)        (2)
Asheville, North Carolina. Director since May
1986. Retired October 1984 as Vice Chairman and
Chief Financial Officer, St. Regis Corporation, a
diversified, multi-national forest products
company, that also had insurance, oil and gas and
chemical operations. Presently a private investor
and a Director of The Columbia Gas System, Inc.,
Metropolitan Series Fund, Inc., Metlife
Portfolios, Inc., EMCOR Group Inc., U.S. Home
Corporation and KinderCare Learning Centers, Inc.
Board/Board Committee attendance(1) 100%.

Donald Paul Hodel -- Age 59.                            III              8,100(4)        (2)
Silverthorne, Colorado. Director since September,
1990. Presently Managing Director of Summit
Energy Group, Summit Group International, Ltd.,
an energy and natural resources consulting firm;
Director of Taylor Energy Company, a
privately-held independent oil and gas company;
Advisor to the President, Texon Corporation;
Director of Hart Publications Inc.; Member,
Advisory Council, Electric Power Research
Institute. From 1985 to 1989, Secretary, U.S.
Department of the Interior. Secretary, U.S.
Department of Energy 1982-1985. Under Secretary,
U.S. Department of the Interior 1981-1982.
Formerly Chairman, National Critical Materials
Council; Chairman Pro Tem, Member, Domestic
Policy Council, 1986-1989. Board/Board Committee
attendance(1) 82%.

W. Jeffrey Hart                                                        135,723(3)        (2)

Joseph W. Craft III                                                    142,186(3)        (2)

Frank S. Dickerson, III                                                 75,388(3)        (2)

All Directors and Executive Officers as a group                      1,420,103(3)        4.7%
(20 persons)

---------------

(1) Indicates for 1994 the percentage of meetings attended by each Director out of the total number of meetings of the Board and Committees of the Board described below on which such Director served.

(2) Does not exceed one percent.

(3) Includes options for the Company's Common Stock that may be exercised within 60 days by Messrs. Barnes (279,941), Howe (139,413), Hart (84,330), Craft
    (79,232), Dickerson (49,336) and all Executive Officers and Directors as a group (917,583). Also includes shares of the Company's Common Stock that are allocated as of December 31, 1994, under the MAPCO Inc. & Subsidiaries Profit Sharing and Savings Plan ("PSSP") (Mr. Barnes 1,681 shares, Mr. Howe 5,091 shares, Mr. Hart 1,856 shares, Mr. Craft 1,861 shares and Mr. Dickerson 4,002 shares) and under the MAPCO Inc. & Subsidiaries Employee Stock Ownership Plan ("PAYSOP") as of December 31, 1994 (Mr. Barnes 38 shares,

    Mr. Howe -0- shares, Mr. Hart 1,142 shares, Mr. Craft 103 shares and Mr. Dickerson -0- shares). Includes 310 shares held by the spouse of one Executive Officer, who is also an employee of the company, in the PSSP and PAYSOP.

(4) Includes options for the Company's Common Stock that may be exercised within 60 days by all non-employee Directors under the 1989 Outside Directors Stock Option Plan and includes shares held in the dividend reinvestment plan of MAPCO Inc. Fractional shares held in the dividend reinvestment plan have been rounded.

(5) Does not include 1,000 shares owned by Mrs. Philip C. Lauinger, Jr. with respect to which Mr. Lauinger has disclaimed all beneficial ownership.

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

     During 1994, Mr. Wayne K. Goettsche, an outside Director for the Company, was employed through Quoin Financial Corporation as a consultant for the Company to explore opportunities in mining and coal sales in foreign markets. For such services, Mr. Goettsche was paid $140,546.00 for consulting services and expenses through December 31, 1994. This arrangement is expected to continue in 1995, at the rate of $45,000 per month plus expenses.

               MEETINGS, COMMITTEES AND COMPENSATION OF THE BOARD

     During 1994, six meetings of the Board of Directors were held. The Board has established four committees to assist it in the discharge of its responsibilities. The principal functions of each committee are described in the succeeding paragraphs.

                              EXECUTIVE COMMITTEE

     The Executive Committee has and may exercise all the powers of the Board of Directors except to (1) elect Directors, (2) alter, amend or repeal the Company's By-laws, (3) declare any dividend or make any other distribution to the Stockholders of the Company, (4) appoint any member of any Board Committee or (5) authorize any merger or consolidation, or sale, lease or encumbrance of all or substantially all the assets of the Company, or any acquisition by the Company of all or substantially all of the business or assets of any other corporation or entity. The Committee did not meet in 1994. The Committee members are James E. Barnes (Chairman), Wayne K. Goettsche, Robert M. Howe, Robert L. Parker and Herman J. Schmidt.

                                AUDIT COMMITTEE

     The Audit Committee's functions are (1) to recommend to the Board of Directors, subject to stockholder approval, the selection of the Company's independent auditors (2) on behalf of the Board of Directors to oversee the Company's financial reporting process, (3) to review and discuss with the internal auditor and the independent auditors, the overall scope and specific plans for their respective audits, (4) to review and discuss with the internal auditor and independent auditors the results of their examinations, their evaluations of the Company's internal controls, and their assessments of the overall quality of the Company's financial reporting, and (5) such additional duties as may be assigned by the Board of Directors. This Committee had five meetings during 1994. The Committee members are Wayne K. Goettsche (Chairman), Harry A. Fischer, Jr., Philip C. Lauinger, Jr. and Donald Paul Hodel.

                             COMPENSATION COMMITTEE

     The Compensation Committee's functions are to (1) approve the salaries of all Executive Officers (those officers with reporting obligations under Section 16 of the Securities and Exchange Act of 1934, as amended), (2) designate participants, establish objectives, establish applicable performance measurement criteria and make awards under all executive incentive compensation plans, including stock-based plans, (3) review summary data of annual segment incentive compensation plans, (4) establish the Company's overall compensation philosophy and annual merit budget guidelines and monitor the appropriateness and consistency of the Company's compensation practices, goals, policies and philosophies, (5) review from time to time data prepared by third party consultants to gauge the appropriateness and competitiveness of compensation and benefits for executive personnel, (6) review from time to time the level and composition of all elements of compensation, benefits and perquisites provided to non-employee members of the Board of Directors, (7) amend and oversee the administration of health plans and qualified and non-qualified benefit plans, including approving all contributions to profit sharing plans, and delegate to the management of the Company limited authority to amend benefit plans, (8) evaluate the performance of the Chief Executive Officer ("CEO") and other Executive Officers and counsel the CEO in management development and performance evaluation matters, (9) assure that effective succession planning is conducted for the CEO and other Executive Officers, (10) review and approve compensation and benefit information to be included in the Company's annual proxy statement and prepare, over the names of the Committee members, the "Compensation Committee Report on Executive Compensation" on an annual basis for the Company's proxy statement; (11) recommend to the Board of Directors for final approval: the adoption of health plans and qualified and non-qualified benefit plans and the adoption and amendment of executive incentive compensation and stock-based plans, the adoption and amendment of compensation and benefit plans and programs for non-employee members of the Board of Directors and employment continuation agreements or similar agreements proposed to be entered into with any executive. This Committee had five meetings during 1994. The Committee members are Samuel F. Segnar (Chairman), Malcolm T. Hopkins, Donald L. Mellish, Robert L. Parker and Herman J. Schmidt.

     During 1994, Mr. Schmidt resigned as Chairman of the Compensation Committee after over fifteen (15) years of service to the Company in this position. Mr. Segnar was named Chairman following Mr. Schmidt, who will continue to serve on the Committee.

                              NOMINATING COMMITTEE

     The Nominating Committee's functions are to recommend candidates for membership on the Board of Directors and to recommend the duties and makeup of the committees of the Board of Directors. To be considered for inclusion in the slate of nominees proposed by the Board of Directors at the next annual meeting, such recommendations, including the nominees' qualifications and consent, should be sent to the Committee in care of the Secretary of the Company and received no later than December 31, 1995. The Committee had three meetings in 1994. The current Committee members are Donald L. Mellish (Chairman), Robert L. Parker, Herman J. Schmidt and Samuel F. Segnar.

                           COMPENSATION OF THE BOARD

     Employee directors are not compensated for services as a director. Non-employee directors ("Outside Directors") receive an annual retainer of $25,000 and, with the exception of director Donald L. Mellish, a fee of $1,000 for attendance at each Board or Committee meeting. Because Mr. Mellish routinely travels to Board or Committee meetings from outside the contiguous 48 states, he receives double the Board or Committee meeting attendance fee of $1,000; provided, however, if the Board and Committee meetings are held jointly, only his Board attendance fee is doubled. The Audit and Compensation Committee Chairmen receive additional annual compensation of $4,000 and the Nominating Committee Chairman receives annual compensation of $3,000 in addition to Committee attendance fees. The Company also reimburses its Directors for travel, lodging and related expenses incurred in attending Board and Committee meetings and provides each Outside Director with $100,000 in life insurance benefits and $250,000 in accidental death and dismemberment insurance benefits.

     Outside Directors are eligible to participate in the 1986 Retirement Plan for Non-Employee Directors (the "Director Retirement Plan"). Under the Director Retirement Plan, an Outside Director who has completed at least five years of service as a member of the Board of Directors and retires from the Board after attaining age 70 will receive a benefit for life equal to the annual retainer fee payable to Outside Directors at the time of his retirement. An Outside Director who has not attained age 70 at the time he leaves the Board, but who has completed at least five years of service as a member of the Board, will generally receive a benefit equal to the annual retainer fee then payable to Outside Directors for the lesser of (i) the number of years during which the Outside Director served as a member of the Board or (ii) ten years. Upon the occurrence of a Change in Control (as defined in the Employment Continuation Agreements for executive officers described below), all Outside Directors will be entitled to receive a benefit under such plan, regardless of the length of Board membership. Such benefit will be equal to the annual retainer fee then payable to Outside Directors multiplied by the greater of (i) the number of years during which the Outside Director served as a member of the Board or (ii) ten years.

1989 OUTSIDE DIRECTOR STOCK OPTION PLAN

     In 1989, the Company, with the approval of the Stockholders, adopted the 1989 Outside Director Stock Option Plan (the "Director Plan"). All Outside Directors are eligible to participate in the Director Plan. There are currently nine Outside Directors.

     The maximum number of shares of the Company's Common Stock that may be issued under the Director Plan is 200,000. In the event of a stock split or a stock dividend or other relevant change affecting the Company's Common Stock, appropriate adjustments may be made in the number of shares that could be issued in the future and in the number of shares and price of all outstanding options granted before such event. If an option is cancelled or expires without the issuance of shares, the shares subject to such option will be available for future grants under the Director Plan.

     Annual Grants. In each calendar year during the term of the Director Plan, each Outside Director will receive an immediately exercisable option having a ten-year term to purchase 2,000 shares of the Company's Common Stock. Each such annual award shall be made on the later of the first business day following the annual meeting of the Company's Stockholders or June 1 and shall have an option price equal to the fair market value of a share of the Company's Common Stock on the date of grant.

     Termination of Board Membership. In the event that an Outside Director's board membership terminates by reason of retirement after attaining age 70, long-term disability or death, such Director's options may thereafter be exercised in full in the case of retirement for a period of three years and in the case of death or disability for a period of one year, subject in each case to the stated term of the option. In the event an Outside Director's Board membership terminates for any other reason, such Director's options will expire.

     Other Information. The Board may terminate or suspend the Director Plan at any time but such termination or suspension shall not affect any options then outstanding. Unless sooner terminated by action of the Board, the Director Plan will terminate on March 29, 1999, but options outstanding on such date shall continue to be outstanding until the expiration of their terms. The Board may also amend the Director Plan as it deems advisable, but unless the Stockholders approve, no such amendment may materially increase the benefits to Outside Directors. In addition, no such amendment shall adversely affect any option theretofore granted under the Director Plan without the holder's consent.

                             EXECUTIVE COMPENSATION

     The following table sets forth the total compensation paid or accrued by the Company for services provided during the fiscal years ended December 31, 1994, 1993 and 1992 to the Chief Executive Officer and the four other most highly compensated executive officers (the "named Executive Officers") whose total cash compensation for the year ended December 31, 1994, exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                          COMPENSATION
                                                                                          -------------
                                                        ANNUAL COMPENSATION                  AWARDS
                                              ---------------------------------------     -------------
                                                                         OTHER ANNUAL      SECURITIES        ALL OTHER
             NAME AND                                        BONUS       COMPENSATION      UNDERLYING       COMPENSATION
        PRINCIPAL POSITION           YEAR     SALARY($)      ($)(1)         ($)(2)        OPTIONS(#)(3)        ($)(4)
-----------------------------------  ----     ---------     --------     ------------     -------------     ------------
James E. Barnes....................  1994      720,000             0             0            89,419           34,886
Chairman of the Board & CEO          1993      675,000     1,292,000         7,810            96,618           44,782
                                     1992      665,833             0         5,308           141,471           46,040
Robert M. Howe.....................  1994      375,417             0             0            98,177           26,161
President & COO                      1993      350,417       591,000         3,183            51,210           26,267
                                     1992      340,000             0         2,766            98,733           26,317
W. Jeffrey Hart....................  1994      264,833             0             0            42,742           19,365
Senior Vice President,               1993      253,000       449,000         4,657            75,085           20,825
  Petroleum                          1992      250,000             0         4,791            64,760           20,742
Joseph W. Craft III................  1994      236,000             0             0            22,711           17,518
Senior Vice President,               1993      225,000       316,000           288            26,430           19,099
  Coal                               1992      224,000             0           294            61,264           19,078
Frank S. Dickerson, III............  1994      235,000             0             0            35,690           17,398
Senior Vice President, Chief         1993      227,000       345,000         1,599            26,108           19,255
  Financial Officer & Treasurer      1992      212,000             0           926            28,460           18,186

---------------
(1) Senior level officers of the Company (10 in number) waived bonuses for 1992.

(2) Represents tax gross-up payments to an after-tax nonqualified defined contribution plan in 1992 and 1993. Beginning in 1994, the Company no longer offered this plan.

(3) Under the 1989 Stock Incentive Plan, MAPCO has a replacement option feature providing for additional options to restore the potential future appreciation of any outstanding shares actually used to exercise an option, as well as shares forfeited for tax withholding ("Replacement Option"). Replacement Options are granted only in connection with stock-for-stock exchanges where an optionee exercises vested stock options with already owned stock of the Company. The Replacement Option which is received by the optionee is equal to the number of shares used to exercise the original options plus those shares forfeited for tax withholding. Replacement Options have terms substantially similar to the original option, including the same expiration date, except they have an exercise price per share equal to the fair market value of a share of common stock on the date the Replacement Option is granted. Replacement Options are not exercisable for at least six months from the grant date for those granted prior to January 22, 1992 and 12 months for those granted on and after January 22, 1992. By recapturing the potential for future appreciation through Replacement Options, key management is provided with the incentive to acquire shares rather than hold options until the end of the exercise period. Replacement Options are granted only to the extent existing shares held by the employee are exchanged to exercise options and accordingly the total number of options granted never exceeds shareholder approved limits under stock option plans. The CEO has set stock ownership targets for each key member of management including the named Executive Officers. The Replacement Option program has encouraged stock option exercises and helped to increase stock ownership of key management. The Replacement Option feature is also discussed below in the Compensation Committee Report on Executive Compensation.

(4) All Other Compensation includes Company matching contributions to the MAPCO Inc. & Subsidiaries Profit Sharing and Savings Plan ("PSSP") and compensation paid to or on behalf of the named Executive Officers participating in a nonqualified defined contribution plan. Company matching contributions to the PSSP for 1994 on behalf of Messrs. Barnes, Howe, Hart, Craft and Dickerson were $12,836, $12,761, $12,567, $12,208 and $12,011 respectively. Compensation was paid to or on behalf of Messrs. Barnes, Howe, Hart, Craft, and Dickerson of $22,050, $13,400, $6,798, $5,310 and
     $5,387 respectively for participation in a nonqualified defined contribution plan.

     The following table contains information concerning the grant of stock options during fiscal year 1994 to the named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                 INDIVIDUAL GRANTS
                                               -----------------------------------------------------
                                                                  % OF
                                                                  TOTAL
                                                 NUMBER OF       OPTIONS                                GRANT DATE VALUE
                                                SECURITIES       GRANTED                                ----------------
                                                UNDERLYING         TO        EXERCISE                      GRANT DATE
                                                  OPTIONS       EMPLOYEES      PRICE      EXPIRATION     PRESENT VALUE
                    NAME                       GRANTED(#)(1)     IN 1994     ($/SHARE)     DATE(2)           ($)(3)
---------------------------------------------  -------------    ---------    ---------    ----------    ----------------
JAMES E. BARNES..............................  65,000           9.8%         63.1250      01/25/04      815,023
                                                      10,019         1.5%       60.750      01/30/00              50,272
                                                      14,400         2.2%       60.750      01/23/01              72,254
ROBERT M. HOWE...............................  35,000           5.3%         63.1250      01/25/04      438,858
                                                       7,720         1.2%       60.125      02/24/99              36,805
                                                      10,059         1.5%       60.125      01/30/00              47,957
                                                      14,286         2.1%       60.125      01/23/01              68,109
                                                       7,442         1.1%       64.500      02/24/99              42,777
                                                       4,714         0.7%       64.500      01/30/00              27,097
                                                      18,956         2.8%       64.500      01/22/02             108,961
W. JEFFREY HART..............................  18,000           2.7%         63.1250      01/25/04      225,699
                                                       4,454         0.7%       60.625      02/24/99              22,032
                                                       6,037         0.9%       60.625      01/30/00              29,862
                                                       8,722         1.3%       60.625      01/23/01              43,143
                                                       5,529         0.8%       60.625      01/22/02              27,349
JOSEPH W. CRAFT III..........................  16,000           2.5%         63.1250      01/25/04      200,620
                                                       2,963         0.5%       61.750      01/30/00              16,044
                                                       3,748         0.6%       61.750      01/23/01              20,294
FRANK S. DICKERSON, III......................  15,000           2.3%         63.1250      01/25/04      188,083
                                                       7,595         1.1%       60.125      02/24/99              36,314
                                                       5,643         0.8%       60.125      01/30/00              26,981
                                                       7,452         1.1%       60.125      01/23/01              35,630

---------------

(1) The first line of the Options Granted column for each named Executive Officer denotes original grants made by the Compensation Committee which become exercisable in one-third increments over years four, five and six of the option. All other grants are automatic Replacement Options which become exercisable 12 months from the grant date. All grants include the Replacement Option feature. See footnote (3) of the Summary Compensation Table for further explanation regarding the Replacement Option feature.

(2) Original grants made by the Compensation Committee expire ten (10) years from the grant date. Replacement Options have the same expiration date as the original options they have replaced.

(3) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the Grant Date Present Value: for all grants the option term is assumed to be six months after vesting, interest rates of 4.16% to 5.42%, volatility of 12.77% calculated by using daily stock prices for the calendar year 1994, and a dividend yield of 1.58% per share. The real value of the options in this table depends upon the actual performance of the Company's stock during the applicable period.

     The following table contains information concerning aggregated stock option exercises during 1994 by the named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                NUMBER OF
                                                                               SECURITIES        VALUE OF
                                                                               UNDERLYING       UNEXERCISED
                                                                               UNEXERCISED     IN-THE-MONEY
                                            NUMBER OF                          OPTIONS AT       OPTIONS AT
                                           SECURITIES                           FY-END(#)        FY-END($)
                                           UNDERLYING                                               (3)
                                             OPTIONS            VALUE         EXERCISABLE/     EXERCISABLE/
                 NAME                    EXERCISED(#)(1)    REALIZED($)(2)    UNEXERCISABLE    UNEXERCISABLE
---------------------------------------  ---------------    --------------    -------------    -------------
James E. Barnes........................       36,447            719,976          228,000/               0/
                                                                                  185,085          209,038
Robert M. Howe.........................       69,076            740,376           67,395/         154,454/
                                                                                  146,843           99,076
W. Jeffrey Hart........................       27,400            329,319           55,806/               0/
                                                                                   70,741           60,788
Joseph W. Craft III....................       13,780            421,257           67,694/               0/
                                                                                   47,377           19,666
Frank S. Dickerson, III................       23,337            280,298           23,980/               0/
                                                                                   60,022           53,201

---------------

(1) Includes shares forfeited for the named Executive Officer's state and federal tax withholding obligations and shares tendered in payment of the option exercise prices.

(2) Includes value of shares forfeited by the named Executive Officer for state and federal tax withholding obligations.

(3) The value of the unexercised in-the-money options was calculated using the closing price on December 31, 1994 of $51.25.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") is comprised entirely of independent outside directors. The Committee is responsible for establishing and administering the Company's executive compensation programs.

COMPENSATION PHILOSOPHY

     The Committee's compensation philosophy is designed to support the Company's primary objective of creating value for shareholders. The Committee believes that the following compensation strategies for the named Executive Officers achieve this objective:

     - Attract and retain talented employees -- The Company provides core compensation in the form of base salary and benefit programs that are comparable to those of peer companies (described below) and similarly-sized domestic general industry companies. The base salary target is generally established at the 50th percentile of peer company and general industry survey results. For higher levels of responsibility, the base salary component is a diminishing portion of the executive's potential total compensation.

     - Emphasize pay for performance -- The annual incentive compensation program establishes a significant relationship between current Company performance and incentive compensation, with substantial rewards possible for exceptional results and no reward for poor results.

     - Encourage management stock ownership -- The Committee firmly believes that long-term shareholder value will be significantly enhanced by management stock ownership. As a result, the Company's stock option program strongly encourages stock ownership by the named Executive Officers.

     Recent federal tax legislation imposes, for 1994 and future years, a limitation on the deduction for certain named Executive Officers' compensation unless certain requirements are met. The Committee has carefully considered the impact of this new tax law and, at this time, intends to take such action as may be required to preserve the Company's tax deduction with respect to any affected compensation. The Company's new Incentive Compensation Plan is designed to qualify future payments for tax deductibility. The Company's stock option program currently qualifies for exemption from the deduction limit under the IRS transition rules, and the Committee intends to take such action as is necessary to maintain such exempt status.

     The following are descriptions of the Company compensation programs for the named Executive Officers including the CEO.

BASE SALARY

     The Company generally establishes base salary ranges by considering peer company and general industry information. The base salary targets are typically set at the 50th percentile of this information.

     Peer companies, for compensation purposes, have been identified by the Company, with the assistance of outside consultants, as sixteen (16) companies with fairly comparable size and business activities to that of the Company. Six of these peer companies are also included in the S&P Energy Composite Index which is used in the Five Year Total Return Graph shown below. The principal reason the Company utilizes different companies for performance comparisons and compensation comparisons is that the sample used in compensation comparisons includes companies which are more comparable in size and business activities than those used by the published indexes for performance comparisons. The base salary of each named Executive Officer is reviewed periodically by his immediate supervisor (or the Committee, in the case of the CEO) resulting in salary actions typically every 12 to 15 months or longer. The named Executive Officer's position and level of responsibility are the primary factors considered in determining base salary. Individual performance, years with the Company, and peer company and general industry information are also considered in determining any appropriate salary adjustment. As compared to peer companies, the actual 1994 base salary of the CEO was slightly above the 50th percentile and the actual 1994 base salaries of all other named Executive Officers were slightly below the 50th percentile. The Committee reviews and approves all proposed salary adjustments for the named Executive Officers as recommended by the CEO.

ANNUAL INCENTIVE AWARDS

     Annual incentive awards are available to the named Executive Officers to recognize and reward desired performance. Each year, the Compensation Committee approves the participants, the performance measures and the specific financial targets. The performance measure for 1994 was based on Funds Provided by Operations and the financial target was determined by the Company's performance in this area over the previous three-year period. A named Executive Officer's target award level is determined primarily by the individual's position and level of responsibility; however, an individual's ability to impact the Company's financial success and peer company and general industry information are also considered in determining target award levels. No annual incentive awards are generated unless a minimum performance level is reached. Once the minimum level is reached awards increase as performance increases up to a maximum award level. Annual incentive awards for 1994 were directly related to overall corporate and business unit performance. Because actual Company performance failed to achieve minimum performance levels, no annual incentive awards were paid to any named Executive Officers for 1994.

STOCK OPTION PROGRAM

     The Company's current stock option program is designed to align management interests with those of shareholders. In furtherance of this objective, nonqualified stock options were granted in 1994, with the exercise price equal to the market price on the date of grant.

     After a lengthy vesting period, stock options only have value if the price of the Company's stock has appreciated in value from the date the stock options were granted. Obviously, shareholders also benefit from such stock price appreciation.

     The Company's stock option program is designed to encourage early exercise of options and retention of the issued stock, by including a reload option feature ("replacement option") and by the CEO establishing a target level of stock ownership for each named Executive Officer, in order to encourage a long-term ownership perspective. The replacement option feature provides for a new option for each share of Company stock tendered to satisfy an option exercise price. The replacement option, granted at an exercise price equal to the then current market price, is for the number of shares exchanged to exercise the original options, plus shares withheld for taxes, and is exercisable for the remainder of the original option term. As a result of this design, early exercise and ownership is encouraged, but stock option recipients can never obtain more shares of stock than represented by the original option grants.

     The level of stock option grants for the named Executive Officers and other employees is determined by the Committee each year in consultation with the CEO. Awards for the CEO, other named Executive Officers and other groups of employees are determined by giving equal consideration to their base salary, level of responsibility, and peer company long-term compensation information. The Company's 1994 awards were between the median and high end of option awards granted by peer companies.

     The Company is required to purchase shares in the open market equivalent to the number of shares issued under the stock option program.

     Since institution of the replacement option program and stock ownership targets in 1990, current named Executive Officer stock ownership has increased by 452% to a total of 395,386 shares.

CEO COMPENSATION

     Mr. Barnes' compensation for 1994 consisted of the same three components described above for the named Executive Officers: base salary, annual incentive compensation and stock option awards (in addition to participation in the benefit programs). Mr. Barnes received a base salary increase of 8.9% in 1994. He had not received an increase in base salary during the previous 25 months. His 1994 base salary range was determined by considering peer company and general industry information. His actual base salary was established within the salary range by reference to his performance and years of service, in addition to peer company and general industry information. The Committee took into account the fact that Mr. Barnes has been CEO of MAPCO since 1984 and, during that time period, total shareholder return (stock price appreciation and dividends) has averaged 20% per year.

     Mr. Barnes' incentive award is determined in the same manner as described above. Because actual Company performance failed to achieve minimum performance levels, Mr. Barnes did not receive an incentive award for 1994.

     Pursuant to the stock option program described above, Mr. Barnes was granted 65,000 nonqualified stock options in 1994.

         Samuel F. Segnar, Chairman
         Malcolm T. Hopkins
         Donald L. Mellish
         Robert L. Parker
         Herman J. Schmidt

PERFORMANCE GRAPH

     The following performance graph reflects yearly percentage changes in the Company's cumulative total stockholder return on Common Stock for the five fiscal years ended December 31, 1994, as compared with the cumulative total return of the S&P 500 Stock Index and the S&P Energy Composite Index. The graph assumes that $100 was invested on January 1, 1990 in the Company's Common Stock and in each of the referenced indices and assumes reinvestment of dividends.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                    MAPCO, S&P 500 AND S&P ENERGY COMPOSITE

                                   [GRAPH]

      MEASUREMENT PERIOD                                          S&P ENERGY
    (FISCAL YEAR COVERED)         MAPCO INC.        S&P 500        COMPOSITE
1989                                       100             100             100
1990                                       108              97             103
1991                                       159             126             111
1992                                       143             135             113
1993                                       165             149             131
1994                                       141             151             136

     For the narrative description of the performance graph, see Appendix I at page 25.

PENSION PLAN

     The pension plan, in which all eligible employees, including Executive Officers, participate, does not require or permit employees to make contributions. Contributions to the pension plan in respect of any person are not and cannot be separately or individually calculated.

        PENSION TABLE -- ANNUAL BENEFIT PAYABLE AT NORMAL RETIREMENT AGE

              AVERAGE                                        YEARS OF SERVICE
               ANNUAL              ------------------------------------------------------------------
          COMPENSATION               10         15         20         25          30           35
---------------------------------  -------    -------    -------    -------    ---------    ---------
$  100,000.......................   17,815     26,723     35,630     44,538       53,446       62,353
$  250,000.......................   47,065     70,598     94,130    117,663      141,196      164,728
$  500,000.......................   95,815    143,723    191,630    239,538      287,446      335,353
$1,000,000.......................  193,315    289,973    386,630    483,288      579,946      676,603
$1,250,000.......................  242,065    363,098    484,130    605,163      726,196      847,228
$1,500,000.......................  290,815    436,223    581,630    727,038      872,446    1,017,853
$1,750,000.......................  339,565    509,348    679,130    848,913    1,018,696    1,188,478
$2,000,000.......................  388,315    582,473    776,630    970,788    1,164,946    1,359,103

     The Pension Table above shows approximate total retirement benefits (expressed as an annual straight-life annuity) based on employment with the Company for an employee covered by the qualified and non-qualified retirement plans. "Average annual compensation" is determined with reference to the base salary and bonus compensation disclosed in the Summary Compensation Table, except as described below for Messrs. Barnes and Howe. Average annual compensation levels are the average base salary and bonus compensation for the three highest consecutive years of the 10 years immediately before retirement date. The normal retirement date is at age 65, 66 or 67, depending upon the participant's birth year. The benefit amounts listed in the table are not subject to reduction for Social Security benefits or on any other basis except as noted below.

     At December 31, 1994, Messrs. Barnes, Howe, Hart, Craft and Dickerson were credited with 11.58, 10.08, 15.17, 14.33 and 7.65 years of service, respectively.

     In addition, Messrs. Barnes and Howe are, pursuant to separate retirement agreements, credited with additional service equal to service earned with their prior employer (26 and 20 years, respectively). Such service is applied with reference to a modified base salary and bonus compensation at the Company which reflects only 50% of their promotion pay increases and bonus compensation. This additional retirement benefit is reduced by the retirement benefit earned by Messrs. Barnes and Howe at their prior employer. On December 3, 1993, the Board of Directors approved an amendment to the retirement agreement of Mr. Howe to provide for vesting of benefits thereunder effective as of December 31, 1993. Retirement benefits under the supplemental retirement agreement would have vested on December 1, 1994; however, by accelerating vesting into the calendar year 1993, both the Company and Mr. Howe avoided increased tax liability which would have been incurred in 1994 under the Omnibus Budget Reconciliation Act of 1993.

EMPLOYMENT CONTINUATION AGREEMENTS

     The Company has entered into Employment Continuation Agreements (the "Agreements") with ten (10) of its Executive Officers (the "Officers"), including Messrs. Barnes, Howe, Hart, Craft and Dickerson. The Agreements replaced similar agreements which expired on December 31, 1989. The Agreements were automatically extended on January 1, 1994, and will continue to automatically extend each January 1 thereafter unless, not later than October 1 of the preceding year, the Company shall have given notice that it does not wish to extend the Agreement and provided that if a Change in Control (as defined below) occurs, the Agreements shall automatically continue for twenty-four months beyond the month in which such Change in Control occurred. In September of 1994, the Board determined that Agreements for 1995 and beyond would be limited to the Senior Management Team (the Chairman, President and eight (8) Senior Vice Presidents of the Company). Accordingly, all other Agreements with employees of the Company were not extended. Under each Agreement, the Officer is obligated to remain in the Company's employ for the earliest of (a) nine months following the occurrence of a Potential Change in Control, (b) the date of a Change in Control, (c) the date the Officer terminates his employment by reason of Death, Disability or Retirement, or (d) the termination by the Company of the Officer's employment.

     For purposes of the Agreements, a "Change in Control" shall be deemed to have occurred if (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities eligible to vote; or (ii) during any period of two consecutive years (not including any period prior to the execution of the Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (ii) or (iv) of this Paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds ( 2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (hereinafter referred to as "Continuing Directors"), cease for any reason to constitute at least a majority thereof; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, more than 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities shall not constitute a Change in Control of the Company; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

     For purposes of the Agreements, a "Potential Change in Control" shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;
(ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or (iii) any person other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company (or a corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company), who is or becomes the beneficial owner, directly or indirectly, of securities of the corporation representing 10% or more of the combined voting power of the Company's then outstanding securities, increases such person's beneficial ownership of such securities by 5% or more over the percentage so owned by such person on the date hereof; or (iv) the Board of Directors of the Company adopts a resolution to the effect that, for purposes of the Agreement, a Potential Change in Control has occurred.

     If, within two (2) years following a Change in Control, an Officer's employment is terminated by the Company (other than for cause, as defined in the Agreements, or on account of the Officer's Death, or Disability) or by the Officer for other than Good Reason as defined in the Agreement, the Company will pay the Officer the following amounts (the "Severance Payment"):

          (a) A single sum payment equal to the product of three (3) times the sum of (i) the Officer's then current annual salary, plus (ii) the highest annual incentive compensation payment for the current calendar year or any of the last three (3) years, plus (iii) awards paid under the Company's Performance Bonus Plan or any successor thereto.

          (b) A single sum cash payment equal to the product of (x) and (y) where (x) equals the difference between (1) the closing price per share of the Company's Common Stock on the New York Stock Exchange Consolidated Tape (the "NYSECT") on the day immediately prior to the Change in Control of the Company and (2) the lowest closing price per share of the Company's common stock on the NYSECT on any day during the 60-day calendar day period immediately preceding the Change in Control of the Company and where (y) equals three (3) times the highest number of shares of the Company's common stock subject to any stock option granted to the Officer within 24 months of the Change in Control of the Company.

          (c) All reasonable and appropriate legal fees and expenses incurred by the Officer as a result of such termination (including all such fees and expenses, if any, reasonably incurred in contesting or disputing by arbitration or otherwise, any such termination or in seeking to obtain or enforce any right or benefit provided by the Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Internal Revenue Code of 1986, as amended, (the "Code"), to any payment or benefit provided under the Agreement); and

          (d) For a thirty-six (36) month period after the Date of Termination, the Company shall provide the Officer with benefits substantially similar to those which the Officer was receiving or entitled to receive under the Company's life, disability, accident and group health insurance plans or any similar plans in which the Officer was participating immediately prior to the Date of Termination at a cost to the Officer which is no greater than that cost to the Officer in effect at the Date of Termination.

          (e) In addition to the retirement benefits to which the Officer is entitled under the Supplemental Executive Retirement Plan ("SERP") and the Long-Term Incentive Plan ("LIP") or any successor plan thereto, the Company shall pay a single sum amount, in cash, equal to the actuarial equivalent of the excess of (x) over (y) where (x) is the amount of the retirement pension (determined as a straight-life annuity commencing at Normal Retirement Age as defined in the MAPCO Pension Plan) which the Officer would have accrued under the terms of the SERP (without regard to any amendment to the SERP made subsequent to a Change in Control and on or prior to the Date of Termination, which amendment adversely affects in any manner the computation of retirement benefits thereunder), determined as if the Officer were fully vested thereunder and had accumulated (after the Date of Termination) thirty-six (36) additional months of service credit thereunder at the Officer's highest annual rate of compensation during the twelve (12) months immediately preceding the Date of Termination, and where
     (y) is the amount of any vested retirement pension (determined as a straight-life annuity commencing at Normal Retirement Age) which the Officer had then accrued pursuant to the provisions of the SERP.

          (f) In addition to the retirement benefit the Officer is entitled to under the MAPCO Inc. and Subsidiaries Profit Sharing and Savings Plan, the Company shall pay the Officer a single sum amount, in cash, equal to eighteen percent (18%) times the Officer's highest annual rate of compensation during the twelve (12) months immediately preceding the Officer's Date of Termination.

     The Company has also agreed to pay the Officer an additional amount ("Gross-Up Payment") such that the net amount retained by the Officer upon the payments provided under the Agreement, after deduction of federal, state and local income tax and any tax imposed by Section 4999 of the Internal Revenue Code of 1986, as Amended (up to 20%), shall be equal to the Severance Payment.

     On January 31, 1990, the Board of Directors of the Company approved amendments to the Employment Continuation Agreements to provide that in the event of termination following a Change in Control, the benefits under the Company's SERP shall be determined as of the earliest possible retirement date using actuarial equivalents as defined in the Amendments.

     In addition to this change, Amendments to Employment Continuation Agreements of Messrs. Barnes and Howe clarify that in the event of termination following a Change in Control (1) retirement benefits, including that payable under Supplemental Retirement Agreements ("SRA"), are calculated based upon the earliest permitted retirement date and (2) SRA benefits are payable in a single sum based upon actuarial equivalents, as defined in the Amendments. An additional amendment to the Employment Continuation Agreements of Messrs. Barnes and Howe was entered into in 1991 to coordinate changes made in supplemental retirement agreements as discussed above.

                 APPROVAL OF SELECTION OF INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors has, by resolution, selected Deloitte & Touche LLP independent auditors to audit the books, records and accounts of the Company and its subsidiaries for the fiscal year ending December 31, 1995. Accordingly, this selection is being presented to the Stockholders for approval at this Annual Meeting.

     The firm of Deloitte & Touche LLP has audited the Company's books annually since 1969, has offices in or convenient to the localities where the Company or its subsidiaries operate and is considered to be well qualified. If the Stockholders do not approve the selection of Deloitte & Touche LLP, the selection of independent auditors will be reconsidered by the Board of Directors.

     Audit services performed by Deloitte & Touche LLP during 1994 included examinations of the Consolidated Financial Statements of the Company and its subsidiaries, limited reviews of interim financial information, services related to filings with the Securities and Exchange Commission, and consultations on matters related to accounting, financial reporting, taxation and general business advice.

     Representatives of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders at which time they will have an opportunity to make a statement and will be available to respond to any appropriate questions from the floor.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF DELOITTE & TOUCHE LLP TO AUDIT THE COMPANY'S BOOKS.

              PROPOSAL TO APPROVE THE INCENTIVE COMPENSATION PLAN

     In furtherance of its belief that the continued success of the Company depends upon its ability to attract, retain and motivate employees, and in view of recent tax legislation which imposes limits on the Company's ability to deduct employee compensation, the Compensation Committee of the Board of Directors (the "Committee") has determined that the Company's Annual Incentive Compensation Plan should be replaced by a new MAPCO Inc. Incentive Compensation Plan ("Plan"). Subject to the approval of the Company's shareholders, the Board of Directors has approved the adoption of the Plan, effective as of January 1, 1995, and the Committee has determined the Participants and established performance measures, targets and award levels for 1995.

     In order for payment of certain incentive awards to be deductible by the Company under the current Internal Revenue Code, the payments must be paid pursuant to a "performance-based" plan approved by the shareholders. Adoption of the Plan is expected to produce improved individual and Company performance resulting in enhanced shareholder value.

SUMMARY OF THE INCENTIVE COMPENSATION PLAN

     The full text of the Incentive Compensation Plan is set forth in Appendix A to this proxy statement and should be referred to for a complete description of its provisions. The following summary is qualified in its entirety by reference to the text of the Plan.

PURPOSES

     The primary purposes of the Plan are to motivate participants toward achieving annual and long-term goals, and attract and retain highly qualified employees.

ADMINISTRATION

     The Plan shall be administered by the Committee which is composed of "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, ("Section 162(m)"). No member of the Committee is eligible to receive awards under the Plan. Subject to the limitations of the Plan, the Committee has the authority to select the employees who will participate in the Plan (the "Participants"); the authority to determine the size and types of awards; the terms and conditions for earning awards; the right to interpret the Plan; establish, amend, or waive rules and regulations for the Plan's administration; and subject to certain limitations which require shareholder approval, amend the terms and conditions of the Plan.

ELIGIBILITY AND PARTICIPATION

     Full-time, salaried employees of the Company and its subsidiaries shall be eligible to be selected to participate in the Plan. No person is automatically entitled to participate in the Plan in any award period.

PERFORMANCE MEASURES, TARGETS AND AWARDS

     The Committee shall select performance measures and shall establish targets for each award period. The performance measures which may be used by the Committee include the following: funds provided by operations, net cash from operations, pretax investment yield, value added, EBITD margin (earnings before interest, taxes and depreciation/total revenue), operating profit, earnings per share, total shareholder return (assuming the reinvestment of dividends) or net income. Such performance measures need not be the same for all Participants. For the first award period, the Committee has determined that all Participants will be measured based on the earnings per share performance of the Company.

     With respect to each Participant, the Committee shall establish an award level which will be paid if actual performance meets or exceeds predetermined goals. Except as restricted by Section 162(m), the Committee shall have the authority to exercise subjective discretion in the determination of final awards with respect to any or all Participants. The Committee shall have the discretion to decrease or eliminate the amount of the final award otherwise payable to any Participant. The maximum amount that could be paid under the Plan to any Key Executive in any year is $4 million. The actual amount of any award payment will be based on the achievement of the performance goals.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE INCENTIVE COMPENSATION PLAN.

                           PROPOSALS OF STOCKHOLDERS

     Proposals of Stockholders intended to be presented at the Company's 1996 Annual Meeting of Stockholders, which is anticipated to be held on May 16, 1996, must be received at the principal executive offices of the Company, 1800 South Baltimore Avenue, Tulsa, Oklahoma 74119, on or before December 31, 1995 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting.

                                 OTHER BUSINESS

     As of the time of preparation of this Proxy Statement, the Company has not been informed of any business to be presented by or on behalf of the Company or its management for action at the meeting other than those listed in the Notice of Annual Meeting. If any other business properly comes before the meeting or any adjournment thereof, it is intended that the proxies will be voted in respect thereof in accordance with the best judgment of the person or persons voting the proxies.

                                            By Order of the Board of Directors

                                            David W. Bowman
                                            Senior Vice President, General
                                            Counsel and Secretary

March 27, 1995
Tulsa, Oklahoma

     A COPY OF THE COMPANY'S 1994 FORM 10-K REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO: SENIOR VICE PRESIDENT -- CORPORATE AFFAIRS, MAPCO INC., P.0. BOX 645, TULSA, OKLAHOMA 74101-0645.

APPENDIX I -- NARRATIVE DESCRIPTION OF PERFORMANCE GRAPH

     The performance graph shows yearly percentage changes in the cumulative total stockholder return on MAPCO Inc. Common Stock for the five (5) fiscal years ended December 31, 1994, as compared to the S&P 500 Stock Index and the S&P Energy Composite Index. With the exception of 1994, when the Company's stock did not perform as well as the S&P 500, during each of the five (5) year periods ended, the graph indicates that the Company's Common Stock has provided stockholders with a higher cumulative total return. The graph is captioned "Comparison of Five Year Cumulative Total Return," and it assumes that $100 was invested on January 1, 1990 in the Company's Common Stock and in each of the referenced indices and assumes reinvestment of dividends.

                                                                      APPENDIX A

                                   MAPCO INC.

                          INCENTIVE COMPENSATION PLAN
                       (EFFECTIVE AS OF JANUARY 1, 1995)

     1. Purpose. The purpose of the MAPCO Inc. Incentive Compensation Plan (the "Plan") is to provide certain designated persons in key management positions within MAPCO Inc. (the "Company") and its subsidiaries with incentive compensation to encourage outstanding performance and to aid in attracting and retaining highly-qualified employees.

     2. Plan Administration.

          (a) The Compensation Committee of the Board of Directors of the Company ("Committee") shall have full power to administer and interpret the Plan and to establish rules for its administration. The Committee, by majority action thereof, is authorized to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons. Awards under the Plan shall be based on one or more calendar years, as determined by the Committee (hereinafter, an "Award Period").

          (b) The Plan shall be governed by the laws of the State of Delaware and applicable federal law.

     3. Eligibility and Participation.

          (a) Eligibility. Eligibility to participate in the Plan shall be restricted to those executives and other key employees who, through their position and performance, contribute substantially to the success of the Company and its subsidiaries.

          (b) Participation. On or before April 1 of the applicable Award Period (or such other date as may be required or permitted under Internal Revenue Code ("Code") Section 162(m)), the Committee shall, in its discretion, determine the eligible employees who shall participate in the Plan (collectively, the "Participants") during such Award Period. Except as provided in Section 7 herein, the Committee may add additional Participants to the Plan at any time during the Award Period, specifying the effective date of such action. Participation in any given Award Period shall not connote participation in any other Award Period. The Committee in its sole discretion may remove any Participant from the Plan at any time, specifying the effective date of such action for the purpose of prorating his eventual award of incentive compensation, if any.

     4. Awards.

          (a) General. Beginning with 1995, the Committee may make awards with respect to each calendar year. The Committee may also make additional awards with respect to any Award Period based on the achievement of certain long-term goals as discussed hereafter in Subsection (f). With respect to each Award Period, the Committee shall (1) establish which Participants are eligible for awards, (2) select one or more of the performance measures listed in Section 4(c), (3) establish targets for such performance measures, and (4) establish Award Levels (as defined in Section 4(b)) for each Participant. Awards shall be determined by the Committee based on the achievement during an Award Period of the target(s) established by the Committee with respect to one or more of the performance measures selected by the Committee. The Committee shall certify that the performance measure targets have been satisfied before payment of any award.

          (b) Award Levels. An "Award Level" shall mean a percentage, determined pursuant to this Subsection, of a Participant's annual base salary as of January 1 of the applicable Award Period. With respect to a Participant who is added to the Plan after such date, "Award Level" shall mean a percentage of the Participant's base salary on the effective date of his participation. The Committee shall establish an Award Level for each Participant which shall represent the percentage of base salary to be paid to the Participant if actual performance meets or exceeds predetermined performance measure targets.

          (c) Performance Measures and Targets. The Committee, as it deems appropriate, shall select one or more of the following performance measures and establish targets for each Award Period: Funds Provided by Operations, Net Cash from Operations, PreTax Investment Yield, Value Added, EBITD Margin (Earnings Before Interest, Taxes and Depreciation/Total Revenue), Operating Profit, Earnings Per Share, Total Shareholder Return (assuming the reinvestment of dividends), or Net Income.

          (d) Revised Award Levels, Performance Measures or Targets. Subject to
     Section 7 herein, the Committee may, at any time, establish revised Award Levels, performance measures or targets for any Participant.

          (e) Award Determinations. As soon as practicable after the financial results of the Company's operations for an Award Period are known, the Committee, after receiving the recommendation of the CEO (except in the case of his own award), shall determine and certify the amount of each Participant's award. The performance of the Company shall also be reviewed to determine the extent, if any, that unforeseen circumstances may have influenced results. Although adjustments shall be kept to a minimum, the Committee, except as provided in Section 7 herein, may approve retroactive adjustments to performance measures in order to avoid unwarranted penalties or unearned windfalls. For a Participant added to the Plan during the Award Period, the award shall be determined as though he had been a Participant for the entire Award Period and then multiplied by a percentage which is equal to the percentage of the Award Period during which he was a Participant.

          (f) Long-term Award. In addition to any other award payable under this Plan, a long-term award may be made to Participants with respect to any Award Period which is longer than one calendar year based upon the attainment of one or more predetermined performance measure targets, established by the Committee from the performance measures listed in
     Section 4(c). With respect to each Award Period, the Committee shall (1) establish which Participants are eligible for awards, (2) select one or more of the performance measures listed in Section 4(c), (3) establish targets for such performance measures, and (4) establish Award Levels (as defined in Section 4(b)) for each Participant. No award shall be made if there is a failure to meet or exceed the applicable performance measure target(s).

          (g) Negative Discretion. Notwithstanding anything else contained in this Section 4 to the contrary, the Committee shall have the right, in its absolute discretion, (1) to reduce or eliminate the amount otherwise payable to any Participant under this Section 4 based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate and (2) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under the Plan.

     5. Payment of Awards. Any award to be paid to a Participant for an Award Period shall be paid as soon as practicable after the Award Period, but in no event later than six months after the Award Period ("Payment Date"), provided, however, the Committee in its sole discretion may accelerate or defer payment of all or a portion of an award if such acceleration or deferral does not result in loss of deductibility pursuant to Code Section 162(m). Awards shall be paid in cash, unless otherwise elected by a Participant or the Company. Any Participant, by written notice given to the Company prior to payment of an award, may elect to take all or any part of his award in common stock of the Company, priced at the closing sale price on the New York Stock Exchange on the last business day preceding the day on which the Committee approves the awards. In addition, the Committee may, in its sole discretion, with respect to any Award Period, cause payment of all or any part of a Participant's award to be made in common stock of the Company, priced at the closing sale price on the New York Stock Exchange on the last business day preceding the day on which the Committee approves the awards. No fractional shares shall be issued in payment of any award, but the market value of such fractional shares, priced as provided above, shall be paid in cash. The maximum number of shares that may be issued under the Plan in any one calendar year shall not exceed one percent of the Company's total outstanding shares.

     6. Termination of Employment. If a Participant's employment with the Company (and any of its subsidiaries) is terminated prior to the end of an Award Period by reason of retirement (in accordance with the retirement provisions of any qualified retirement plan maintained by the Company or any of its subsidiaries), total and permanent disability or death and if an award would have been payable to, or in respect of, the Participant with respect to the Award Period had he remained in employment throughout the Award Period, the Participant shall be entitled to an award for the portion of the Award Period that he was employed by the Company. His award shall be equal to the award he would have received had he remained in employment through the end of the Award Period multiplied by a percentage which is equal to the percentage of the Award Period during which he was a Participant. His award shall be paid at the time it would have been paid had he remained in employment through the Payment Date of any award. In the case of the death of a Participant, his award shall be paid to his estate unless by written notice to the Company he shall have named a beneficiary or beneficiaries under the Plan, in which case the award shall be paid to the beneficiary(ies). A Participant who otherwise is separated from the Company and any of its subsidiaries prior to the Payment Date of any award shall cease to be a Participant and shall forfeit any right to receive any award pursuant to the Plan unless the Committee shall rule otherwise. Whether a Participant is disabled or has retired, for purposes of this Plan, shall be determined by the Committee, whose determination shall be conclusive and binding on the Participant.

     7. Key Executives.

          (a) Applicability. The provisions of this Article 7 shall apply only to those Participants who are "covered employees" within the meaning of Code Section 162(m) with respect to the applicable year and whose compensation for such year, taking into account the amounts to be paid hereunder, but excluding any amounts otherwise excluded from consideration under Code Section 162(m), would exceed Code Section 162(m) limitations (hereinafter, "Key Executives"). In the event of any inconsistencies between this Article 7 and any other Plan provision as it pertains to Key Executives, the provisions of this Article 7 shall control.

          (b) Award Levels. Except as provided in Subsection (e) herein, Award Levels for Key Executives shall be established on or before April 1 of the applicable Award Period (or such other date as may be required or permitted under Code Section 162(m)) and shall be a function of each Key Executive's annual base salary as of January 1 of the applicable Award Period. A Key Executive who becomes a Participant after Award Levels have been established shall not be eligible for an award with respect to such Award Period. Except as provided in Subsection (e) herein, a Key Executive's Award Levels may not be revised after April 1 of the applicable Award Period (or such other date as may be required or permitted under Code
     Section 162(m)).

          (c) Performance Measures and Targets. Except as provided in Subsection
     (e) herein, performance measures and targets relating to Key Executives shall be established on or before April 1 of the applicable Award Period (or such other date as may be required or permitted under Code Section 162(m)) and shall not be subject to revision after such date.

          (d) Maximum Award. The maximum amount that may be paid under this Plan (including amounts payable pursuant to the provisions of Section 4(f)) to any Key Executive with respect to any one calendar year shall be four million dollars.

          (e) Possible Modifications. If, on the advice of the Company's legal counsel, the Committee determines that Code Section 162(m) and the regulations thereunder will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Plan by permitting greater discretion and/or flexibility with respect to determining awards made to Key Executives pursuant to this Section 7, then the Committee may, in its sole discretion, apply such greater discretion and/or flexibility as is consistent with the terms of the Plan, and without regard to the restrictive provisions of this

     Section 7. In the event that any requirements relating to Code Section 162(m) or the regulations thereunder are modified to permit greater flexibility under the Plan, the Committee may make such adjustments as it deems appropriate.

     8. Designation of Beneficiaries. A Participant may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiaries with the Company on a form prescribed by it, provided that no such designation shall be effective unless prior to the date of the death of the Participant such designation is either received by the Company or postmarked with sufficient postage affixed.

     9. Modification or Termination of Plan. The Board may terminate the Plan at any time to be effective at such date as the Board shall determine. The Committee may amend the Plan from time to time as it deems appropriate; provided however that no amendment shall result in an increase in any award to a Key Executive with respect to an Award Period after the commencement of such Award Period.

     10. Shareholder Approval. The adoption and operation of the Plan is subject to approval by the Company's shareholders in accordance with Code Section 162(m). Plan amendments are subject to shareholder approval only to the extent required by Code Section 162(m).

     11. Miscellaneous.

          (a) Inalienability. No Participant shall have the right to anticipate, alienate, sell, transfer, assign, pledge or encumber his right to receive any award to be made under the Plan.

          (b) Liens. No Participant shall have any lien on any of the assets of the Company or any subsidiary thereof by reason of any award made under the Plan.

          (c) Absence of Liability. Neither the Company, nor any member of the Board of the Company, nor any member of the Committee, nor any officer, agent or employee of the Company shall have any liability to any Participant by reason of any act or omission on his part in connection with the administration of the Plan, except only for his or its willful and intentional misconduct. All administrative decisions made hereunder shall be binding and not subject to challenge in any form by a Participant, his heirs or assigns.

          (d) Right to Withhold Taxes. The Company and its subsidiaries shall have the right to deduct from all amounts paid in cash any taxes required by law to be withheld with respect to such cash payments.

          (e) Expenses of Plan. All expenses incurred in connection with the administration and operation of the Plan shall be paid by the Company, and none shall be charged against the amount of an award which may be payable under the Plan.

          (f) No Employment Rights Conferred. The adoption of this Plan, or any modification hereof, does not imply any commitment to continue or adopt the same plan, or any modification thereof, or any other plan of incentive compensation for any succeeding year. Neither the Plan nor any award made hereunder shall create any employment contract or continuing relationship between any Participant and the Company (or any of its subsidiaries).

          (g) Other Compensation. Nothing in this Plan shall preclude the Committee, as it shall deem necessary or appropriate, from authorizing the payment to any Participant of compensation outside the parameters of the Plan, including, without limitation, base salary, awards under any other plan of the Company or any of its subsidiaries (whether or not approved by shareholders), any other bonuses (whether or not based on the attainment of performance measures) and retention or other special payments, provided that, if the shareholders of the Company do not approve the Plan at the first annual meeting of shareholders following the adoption of the Plan, the Plan set forth herein shall not be implemented.

                              [MAPCO INC. LOGO]

                          1800 South Baltimore Avenue
                          Tulsa, Oklahoma 74119

                                   MAPCO INC.

     PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING, MAY 26, 1995

The undersigned hereby appoints James E. Barnes, David W. Bowman and James N. Cundiff, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of MAPCO Inc. held on record by the undersigned on March 27, 1995, at the Annual Meeting of Stockholders to be held on May 26, 1995, or any adjournment thereof.

    IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE AND FOR PROPOSALS 2 AND 3.

                                   MAPCO INC.

  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /

1. ELECTION OF DIRECTORS
    Nominees:                                        FOR     WITHHELD
    Wayne K. Goettsche  Donald L. Mellish            / /        / /
    Robert L. Parker    Robert M. Howe

2. Approve the selection of Deloitte & Touche LLP as Independent Auditors

                    For          Against          Abstain
                    / /            / /              / /

3. Aprove MAPCO Inc. Incentive Compensation Plan.

                    For          Against          Abstain
                    / /            / /              / /


To withhold authority to vote for one or more individual nominees, write the nominee name(s) on the line below.

________________________________________________________________________________

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

                                            Dated: _______________________, 1995
                                            Please Sign Here and Return Promptly

                                       _______________________________________

                                       _______________________________________
                                       Please sign exactly as your name or
                                       names appear above. For joint accounts,
                                       each owner should sign. When signing as
                                       executor, administrator, attorney,
                                       trustee or guardian, etc., please give
                                       your full title.